EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Casual Male Retail Group, Inc. (formerly, Designs, Inc.) for the registration of 24,809,338 shares of its common stock and to the incorporation by reference therein of our report dated March 11, 2002, with respect to the consolidated financial statements and schedule of Designs, Inc. included in its Annual Report (Form 10-K) for the year ended February 2, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 20, 2002